EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                            18 U.S.C. SECTION 1350,TO
                            AS ADOPTED PURSUANT TO TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Quarterly Report of PHSB Financial Corporation (the "Company") on Form 10-Q for the quarter ended March 31, 2004 (the "Report") as filed with the Securities and Exchange Commission on the date hereof, we, James
P. Wetzel, Jr., President and Chief Executive Officer, and Richard E. Canonge, Chief Financial Officer, certify pursuant to 18 U.S.C.ss.1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements o Section 13(a) of the Securities Exchange Act of 1934: and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



May 13, 2004



/s/ James P. Wetzel, Jr.                        /s/ Richard E. Canonge
--------------------------------------          --------------------------------
James p. Wetzel, Jr.                            Richard E. Canonge
President and Chief Executive Officer           Chief Financial Officer